For Release: May 8, 2023
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the first quarter 2023
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for first quarter 2023 earnings, dated May 8, 2023, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the "Q1 2023 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Annual Report"), and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the U.S. Department of Education (the "Department") and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as interest rate basis and repricing risk, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Interest income:
Loan interest	$225,243	228,878	111,377
Investment interest	40,725	34,012	13,819
Total interest income	265,968	262,890	125,196
Interest expense on bonds and notes payable and bank deposits	199,449	181,790	48,079
Net interest income	66,519	81,100	77,117
Less provision (negative provision) for loan losses	34,275	27,801	(435)
Net interest income after provision for loan losses	32,244	53,299	77,552
Other income (expense):
Loan servicing and systems revenue	139,227	140,021	136,368
Education technology, services, and payment processing revenue	133,603	98,332	112,286
Solar construction revenue	8,651	15,186	—
Other, net	(14,071)	735	9,877
Gain (loss) on sale of loans, net	11,812	(2,713)	2,989
Impairment expense	—	(9,361)	—
Derivative settlements, net	23,337	20,858	(2,809)
Derivative market value adjustments, net	(37,411)	(7,434)	145,734
Total other income (expense)	265,148	255,624	404,445
Cost of services:
Cost to provide education technology, services, and payment processing services	47,704	39,330	35,545
Cost to provide solar construction services	8,299	14,004	—
Total cost of services	56,003	53,334	35,545
Operating expenses:
Salaries and benefits	152,710	151,568	149,414
Depreciation and amortization	16,627	20,099	16,956
Other expenses	40,785	50,481	39,499
Total operating expenses	210,122	222,148	205,869
Income before income taxes	31,267	33,441	240,583
Income tax expense	(8,250)	(5,459)	(55,697)
Net income	23,017	27,982	184,886
Net loss attributable to noncontrolling interests	3,470	2,791	1,761
Net income attributable to Nelnet, Inc.	$26,487	30,773	186,647
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$0.71	0.83	4.91
Weighted average common shares outstanding - basic and diluted	37,344,604	37,290,293	38,041,834

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	March 31, 2023	December 31, 2022	March 31, 2022
Assets:
Loans and accrued interest receivable, net	$14,561,108	15,243,889	17,621,576
Cash, cash equivalents, and investments	2,175,144	2,230,063	1,812,363
Restricted cash	710,469	1,239,470	1,014,881
Goodwill and intangible assets, net	237,690	240,403	191,636
Other assets	398,198	420,219	349,285
Total assets	$18,082,609	19,374,044	20,989,741
Liabilities:
Bonds and notes payable	$13,438,416	14,637,195	16,736,701
Bank deposits	675,767	691,322	484,047
Other liabilities	745,097	845,625	683,930
Total liabilities	14,859,280	16,174,142	17,904,678
Equity:
Total Nelnet, Inc. shareholders' equity	3,229,683	3,198,959	3,088,313
Noncontrolling interests	(6,354)	943	(3,250)
Total equity	3,223,329	3,199,902	3,085,063
Total liabilities and equity	$18,082,609	19,374,044	20,989,741

Overview
The Company is a diverse, innovative company with a purpose to serve others and a vision to make dreams possible. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in early-stage and emerging growth companies, real estate, and renewable energy (solar). The Company is also actively expanding its private education, consumer, and other loan portfolios, and in November 2020 launched Nelnet Bank.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
GAAP net income attributable to Nelnet, Inc.	$26,487	30,773	186,647
Realized and unrealized derivative market value adjustments	37,411	7,434	(145,734)
Tax effect (a)	(8,979)	(1,784)	34,976
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$54,919	36,423	75,889

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$0.71	0.83	4.91
Realized and unrealized derivative market value adjustments	1.00	0.20	(3.83)
Tax effect (a)	(0.24)	(0.05)	0.91
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$1.47	0.98	1.99

(a) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2022 Annual Report. They include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology, Services, and Payment Processing (ETS&PP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM)
•Nelnet Bank
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow.
On November 2, 2020, the Company obtained final approval for federal deposit insurance from the Federal Deposit Insurance Corporation (FDIC) and for a bank charter from the Utah Department of Financial Institutions (UDFI) in connection with the establishment of Nelnet Bank, and Nelnet Bank launched operations. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate also includes income earned on the majority of the Company’s investments, interest expense incurred on unsecured and other corporate related debt transactions, and certain shared service activities related to internal audit, human resources, accounting, legal, enterprise risk management, information technology, occupancy, and marketing. These shared services are allocated to each operating segment based on estimated use of such activities and services. In addition, Corporate includes corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs.

The information below provides the operating results (net income (loss) before taxes) for each reportable operating segment and Corporate and Other Activities for the three months ended March 31, 2023 and 2022.

	Three months ended March 31,		Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
	2023	2022
NDS	$25,219	12,094
•An increase in before tax operating margin in 2023 compared with 2022 due to a decrease in operating expenses, primarily salaries and benefits. In 2022, the Company was fully staffed in preparation for the resumption of federal student loan payments once the CARES Act suspension was to expire. The expiration of the CARES Act was extended multiple times throughout 2022. The Company reduced staff in January 2023 to manage excess staff due to the delays in the government's student debt relief and return to repayment programs.

NBS	37,637	33,113
•The recognition of $6.0 million of interest income in 2023 compared with $0.3 million in 2022 due to higher interest rates.
•A decrease in before tax operating margin, excluding net interest income, in 2023 compared with 2022 due to additional investments in the development of new services and technologies and superior customer experiences to align with the Company's strategies to grow, retain, and diversify revenue.

AGM	(221)	213,429
•A net loss of $37.4 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting in 2023 compared with a net gain of $145.7 million in 2022.
•The recognition of $31.9 million in provision for loan losses in 2023 compared with a negative provision of $0.9 million in 2022.
•A decrease of $12.6 million in net interest income due to the decrease in the average balance of loans in 2023 compared with 2022.
•An increase of $4.2 million in net interest income due to an increase in core loan spread in 2023 compared with 2022.
•The recognition of $11.8 million in gains from the sale of loans in 2023 compared with $3.0 million in 2022.

Nelnet Bank	(93)	961
Corporate	(31,275)	(19,013)
•The recognition of a net loss of $20.2 million in 2023 related to the Company’s investment in ALLO, compared with a net loss of $13.1 million in 2022.
•The recognition of net investment losses of $3.3 million in 2023 compared with net investment income and gains of $8.5 million in 2022.

Income before income taxes	31,267	240,583
Income tax expense	(8,250)	(55,697)
Net loss attributable to noncontrolling interests	3,470	1,761
Net income	$26,487	186,647

Segment Reporting
The following tables present the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended March 31, 2023
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,037	6,036	234,719	12,259	21,199	(9,282)	265,968
Interest expense	—	—	189,198	7,214	12,318	(9,282)	199,449
Net interest income	1,037	6,036	45,521	5,045	8,881	—	66,519
Less provision (negative provision) for loan losses	—	—	31,858	2,417	—	—	34,275
Net interest income after provision for loan losses	1,037	6,036	13,663	2,628	8,881	—	32,244
Other income (expense):
Loan servicing and systems revenue	139,227	—	—	—	—	—	139,227
Intersegment revenue	7,790	56	—	—	—	(7,846)	—
Education technology, services, and payment processing revenue	—	133,603	—	—	—	—	133,603
Solar construction revenue	—	—	—	—	8,651	—	8,651
Other, net	608	—	2,845	210	(17,734)	—	(14,071)
Gain (loss) on sale of loans, net	—	—	11,812	—	—	—	11,812
Impairment expense	—	—	—	—	—	—	—
Derivative settlements, net	—	—	23,337	—	—	—	23,337
Derivative market value adjustments, net	—	—	(37,411)	—	—	—	(37,411)
Total other income (expense)	147,625	133,659	583	210	(9,083)	(7,846)	265,148
Cost of services:
Cost to provide education technology, services, and payment processing services	—	47,704	—	—	—	—	47,704
Cost to provide solar construction services	—	—	—	—	8,299	—	8,299
Total cost of services	—	47,704	—	—	8,299	—	56,003
Operating expenses:
Salaries and benefits	84,560	37,913	755	2,064	27,419	—	152,710
Depreciation and amortization	4,513	2,578	—	5	9,531	—	16,627
Other expenses	13,313	8,063	5,016	782	13,611	—	40,785
Intersegment expenses, net	21,057	5,800	8,696	80	(27,787)	(7,846)	—
Total operating expenses	123,443	54,354	14,467	2,931	22,774	(7,846)	210,122
Income (loss) before income taxes	25,219	37,637	(221)	(93)	(31,275)	—	31,267
Income tax (expense) benefit	(6,053)	(9,066)	53	35	6,781	—	(8,250)
Net income (loss)	19,166	28,571	(168)	(58)	(24,494)	—	23,017
Net loss attributable to noncontrolling interests	—	138	—	—	3,332	—	3,470
Net income (loss) attributable to Nelnet, Inc.	$19,166	28,709	(168)	(58)	(21,162)	—	26,487

	Three months ended December 31, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,578	4,457	234,631	10,181	21,489	(9,446)	262,890
Interest expense	—	—	176,180	5,263	9,793	(9,446)	181,790
Net interest income	1,578	4,457	58,451	4,918	11,696	—	81,100
Less provision (negative provision) for loan losses	—	—	27,423	378	—	—	27,801
Net interest income after provision for loan losses	1,578	4,457	31,028	4,540	11,696	—	53,299
Other income (expense):
Loan servicing and systems revenue	140,021	—	—	—	—	—	140,021
Intersegment revenue	8,028	64	—	—	—	(8,092)	—
Education technology, services, and payment processing revenue	—	98,332	—	—	—	—	98,332
Solar construction revenue	—	—	—	—	15,186	—	15,186
Other, net	597	—	4,898	402	(5,161)	—	735
Gain (loss) on sale of loans, net	—	—	(2,712)	—	—	—	(2,713)
Impairment expense	(5,511)	(2,239)	—	(214)	(1,397)	—	(9,361)
Derivative settlements, net	—	—	20,858	—	—	—	20,858
Derivative market value adjustments, net	—	—	(7,434)	—	—	—	(7,434)
Total other income (expense)	143,135	96,157	15,610	188	8,628	(8,092)	255,624
Cost of services:
Cost to provide education technology, services, and payment processing services	—	39,330	—	—	—	—	39,330
Cost to provide solar construction services	—	—	—	—	14,003	—	14,004
Total cost of services	—	39,330	—	—	14,003	—	53,334
Operating expenses:
Salaries and benefits	87,550	35,072	666	1,866	26,415	—	151,568
Depreciation and amortization	8,199	2,639	—	4	9,258	—	20,099
Other expenses	13,299	10,555	6,910	916	18,802	—	50,481
Intersegment expenses, net	18,703	5,367	8,985	73	(25,036)	(8,092)	—
Total operating expenses	127,751	53,633	16,561	2,859	29,439	(8,092)	222,148
Income (loss) before income taxes	16,962	7,651	30,077	1,869	(23,118)	—	33,441
Income tax (expense) benefit	(4,071)	(1,838)	(7,219)	(439)	8,108	—	(5,459)
Net income (loss)	12,891	5,813	22,858	1,430	(15,010)	—	27,982
Net loss attributable to noncontrolling interests	—	5	—	—	2,786	—	2,791
Net income (loss) attributable to Nelnet, Inc.	$12,891	5,818	22,858	1,430	(12,224)	—	30,773

	Three months ended March 31, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$67	339	118,598	3,030	3,992	(828)	125,196
Interest expense	24	—	46,003	856	2,026	(828)	48,079
Net interest income	43	339	72,595	2,174	1,966	—	77,117
Less provision (negative provision) for loan losses	—	—	(864)	429	—	—	(435)
Net interest income after provision for loan losses	43	339	73,459	1,745	1,966	—	77,552
Other income (expense):
Loan servicing and systems revenue	136,368	—	—	—	—	—	136,368
Intersegment revenue	8,480	3	—	—	—	(8,483)	—
Education technology, services, and payment processing revenue	—	112,286	—	—	—	—	112,286
Solar construction revenue	—	—	—	—	—	—	—
Other, net	740	—	6,511	1,500	1,125	—	9,877
Gain (loss) on sale of loans, net	—	—	2,989	—	—	—	2,989
Impairment expense	—	—	—	—	—	—	—
Derivative settlements, net	—	—	(2,809)	—	—	—	(2,809)
Derivative market value adjustments, net	—	—	145,734	—	—	—	145,734
Total other income (expense)	145,588	112,289	152,425	1,500	1,125	(8,483)	404,445
Cost of services:
Cost to provide education technology, services, and payment processing services	—	35,545	—	—	—	—	35,545
Cost to provide solar construction services	—	—	—	—	—	—	—
Total cost of services	—	35,545	—	—	—	—	35,545
Operating expenses:
Salaries and benefits	91,972	31,286	591	1,554	24,012	—	149,414
Depreciation and amortization	4,954	2,315	—	3	9,684	—	16,956
Other expenses	16,213	5,764	3,033	682	13,804	—	39,499
Intersegment expenses, net	20,398	4,605	8,831	45	(25,396)	(8,483)	—
Total operating expenses	133,537	43,970	12,455	2,284	22,104	(8,483)	205,869
Income (loss) before income taxes	12,094	33,113	213,429	961	(19,013)	—	240,583
Income tax (expense) benefit	(2,903)	(7,947)	(51,223)	(223)	6,598	—	(55,697)
Net income (loss)	9,191	25,166	162,206	738	(12,415)	—	184,886
Net loss attributable to noncontrolling interests	—	—	—	—	1,761	—	1,761
Net income (loss) attributable to Nelnet, Inc.	$9,191	25,166	162,206	738	(10,654)	—	186,647

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Government loan servicing	$108,880	110,698	109,125
Private education and consumer loan servicing	12,164	12,016	12,873
FFELP loan servicing	3,368	3,630	4,248
Software services	9,697	9,873	7,400
Outsourced services	5,118	3,804	2,722
Loan servicing and systems revenue	$139,227	140,021	136,368
Loan Servicing Volumes

	As of
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Servicing volume (dollars in millions):
Government	$478,402	507,653	542,398	545,546	545,373	537,291
FFELP	26,916	25,646	24,224	22,412	20,226	19,815
Private and consumer	23,702	23,433	22,838	22,461	21,866	21,484
Total	$529,020	556,732	589,460	590,419	587,465	578,590

Number of servicing borrowers:
Government	14,196,520	14,727,860	15,426,607	15,657,942	15,777,328	15,518,751
FFELP	1,092,066	1,034,913	977,785	910,188	829,939	819,791
Private and consumer	1,065,439	1,030,863	998,454	979,816	951,866	925,861
Total	16,354,025	16,793,636	17,402,846	17,547,946	17,559,133	17,264,403

Number of remote hosted borrowers:	4,799,368	5,487,943	5,738,381	6,025,377	6,135,760	5,048,324
Education Technology, Services, and Payment Processing
The following table presents disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Tuition payment plan services	$34,187	26,671	30,716
Payment processing	44,041	34,216	38,071
Education technology and services	54,787	35,924	43,251
Other	588	1,521	248
Education technology, services, and payment processing revenue	$133,603	98,332	112,286
As discussed further in the Company's 2022 Annual Report, this segment of the Company’s business is subject to seasonal fluctuations which correspond, or are related to, the traditional school year. Based on the timing of revenue recognition and when expenses are incurred, revenue and before tax operating margin are higher in the first quarter compared with the remainder of the year.

Other Income (Expense)
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of income:

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
ALLO preferred return	$2,249	2,164	2,117
Borrower late fee income	2,247	3,116	2,431
Administration/sponsor fee income	1,772	1,844	2,123
Investment advisory services	1,612	1,651	1,282
Loss from ALLO voting membership interest investment	(20,213)	(20,332)	(13,130)
Investment activity, net	(3,577)	10,866	11,856
Loss from solar investments	(1,947)	(2,379)	(1,030)
Other	3,786	3,805	4,228
Other, net	$(14,071)	735	9,877
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of income.

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
1:3 basis swaps	$859	(448)	396
Interest rate swaps - floor income hedges (a)	22,478	21,306	(3,205)
Total derivative settlements - income (expense)	$23,337	20,858	(2,809)
(a)    All over-the-counter derivative contracts executed by the Company are cleared post-execution at a regulated clearinghouse. Clearing is a process by which a third party, the clearinghouse, steps in between the original counterparties and guarantees the performance of both, by requiring that each post liquid collateral on an initial (initial margin) and mark-to-market (variation margin) basis to cover the clearinghouse’s potential future exposure in the event of default. Through March 15, 2023, the Company had received cash or had a receivable from the clearinghouse related to variation margin equal to the fair value of the derivatives used to hedge loans earning fixed rate floor income as of March 15, 2023 of $183.2 million, which included $19.1 million related to current period settlements. To minimize the Company's exposure to market volatility, the Company terminated its entire derivative portfolio hedging loans earning fixed rate floor income. As a result of the Company terminating these derivatives, there will be no derivative settlements on these derivatives in future periods.

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	March 31, 2023	December 31, 2022	March 31, 2022
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$3,229,778	3,389,178	3,741,495
Consolidation	9,701,781	10,177,295	12,553,882
Total	12,931,559	13,566,473	16,295,377
Private education loans	241,515	252,383	278,537
Consumer and other loans	309,546	350,915	44,713
Non-Nelnet Bank loans	13,482,620	14,169,771	16,618,627
Nelnet Bank:
Federally insured loans	63,399	65,913	82,789
Private education loans	355,705	353,882	285,468
Consumer and other loans	19,903	—	—
Nelnet Bank loans	439,007	419,795	368,257

Accrued interest receivable	800,400	816,864	774,774
Loan discount, net of unamortized loan premiums and deferred origination costs	(26,215)	(30,714)	(22,257)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(79,331)	(83,593)	(95,995)
Private education loans	(15,175)	(15,411)	(14,622)
Consumer and other loans	(35,317)	(30,263)	(5,710)
Non-Nelnet Bank allowance for loan losses	(129,823)	(129,267)	(116,327)
Nelnet Bank:
Federally insured loans	(160)	(170)	(247)
Private education loans	(2,894)	(2,390)	(1,251)
Consumer and other loans	(1,827)	—	—
Nelnet Bank allowance for loan losses	(4,881)	(2,560)	(1,498)
	$14,561,108	15,243,889	17,621,576
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	March 31, 2023	December 31, 2022	March 31, 2022
Non-Nelnet Bank:
Federally insured loans (a)	0.61%	0.62%	0.59%
Private education loans	6.28%	6.11%	5.25%
Consumer and other loans	11.41%	8.62%	12.77%
Nelnet Bank:
Federally insured loans (a)	0.25%	0.26%	0.30%
Private education loans	0.81%	0.68%	0.44%
Consumer and other loans	9.18%	—	—
(a)    As of March 31, 2023, December 31, 2022, and March 31, 2022, the allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 22.3%, 22.4%, and 21.6%, respectively, and for Nelnet Bank was 10.1%, 10.3%, and 11.8%, respectively.

Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Non-Nelnet Bank:
Beginning balance	$14,169,771	14,794,015	17,441,790
Loan acquisitions:
Federally insured student loans	2,980	667,008	10,202
Private education loans	—	67	1,026
Consumer and other loans	250,706	259,217	18,522
Total loan acquisitions	253,686	926,292	29,750
Repayments, claims, capitalized interest, participations, and other, net	(410,239)	(383,829)	(447,140)
Loans lost to external parties	(268,696)	(1,046,911)	(387,648)
Loans sold	(261,902)	(119,796)	(18,125)
Ending balance	$13,482,620	14,169,771	16,618,627

Nelnet Bank:
Beginning balance	$419,795	429,476	257,901
Loan originations:
Private education loans	14,226	8,426	130,342
Consumer and other loans	19,632	—	—
Total loan originations	33,858	8,426	130,342
Repayments	(14,529)	(18,011)	(18,394)
Sales to AGM	(117)	(96)	(1,592)
Ending balance	$439,007	419,795	368,257
The Company has also purchased partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments and notes receivable" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of March 31, 2023, the Company’s ownership correlates to approximately $585 million, $590 million, and $370 million of consumer, private education, and federally insured student loans, respectively, included in these securitizations. The loans held in these securitizations are not included in the above table.
Since late 2021, the Company has experienced accelerated run-off of its FFELP portfolio due to FFELP borrowers consolidating their loans into Federal Direct Loan Program loans as a result of the continued extension of the CARES Act payment pause on Department held loans and the initiatives offered by the Department for FFELP borrowers to consolidate their loans to qualify for loan forgiveness under the Public Service Loan Forgiveness and other programs.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Variable loan yield, gross	7.12%	6.52%	2.75%
Consolidation rebate fees	(0.81)	(0.82)	(0.85)
Discount accretion, net of premium and deferred origination costs amortization (a)	0.05	0.06	0.03
Variable loan yield, net	6.36	5.76	1.93
Loan cost of funds - interest expense	(5.53)	(4.64)	(1.09)
Loan cost of funds - derivative settlements (b) (c)	0.03	(0.01)	0.01
Variable loan spread	0.86	1.11	0.85
Fixed rate floor income, gross	0.03	0.07	0.68
Fixed rate floor income - derivative settlements (b) (d)	0.68	0.59	(0.08)
Fixed rate floor income, net of settlements on derivatives	0.71	0.66	0.60
Core loan spread	1.57%	1.77%	1.45%

Average balance of AGM's loans	$13,991,241	14,764,466	17,208,909
Average balance of AGM's debt outstanding	13,364,876	14,352,548	16,773,698
(a)    During the fourth quarter of 2022, the Company changed its estimate of the constant prepayment rate used to amortize/accrete federally insured loan premium/discounts for its loans which resulted in a $8.4 million increase to interest income. The impact of this adjustment was excluded from the table above.
(b)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Core loan spread	1.57%	1.77%	1.45%
Derivative settlements (1:3 basis swaps)	(0.03)	0.01	(0.01)
Derivative settlements (fixed rate floor income)	(0.68)	(0.59)	0.08
Loan spread	0.86%	1.19%	1.52%

(c)    Derivative settlements consist of net settlements received (paid) related to the Company’s 1:3 basis swaps.
(d)    Derivative settlements consist of net settlements received (paid) related to the Company’s floor income interest rate swaps.

A trend analysis of AGM's core and variable loan spreads is summarized below.

2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
-0.05%
-0.10%
-0.15%
-0.20%
-0.25%
-0.30%
-0.35%
-0.40%
-0.45%
Core and Variable Loan Spreads
Asset / Liability Base Rate Spread
1.45%
1.61%
1.58%
1.77%
1.57%
(0.01%)
(0.16%)
(0.36%)
(0.39%)
(0.31%)
0.85%
1.06%
1.09%
1.11%
0.86%
Q1 22
Q2 22
Q3 22
Q4 22
Q1 23
Core
Variable
Asset/Liability Base Rate Spread

The interest earned on a large portion of AGM's FFELP student loan assets is indexed to the one-month LIBOR rate. AGM funds a portion of its assets with three-month LIBOR indexed floating rate securities. The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. The table above (the right axis) shows the difference between AGM's liability base rate and the one-month LIBOR rate by quarter.
Variable loan spread increased during the three months ended March 31, 2023 compared with the same period in 2022 due to a narrowing of the basis between the asset and debt indices in which the Company earns interest on its loans and funds such loans (as reflected in the table above). In an increasing interest rate environment, student loan spread on FFELP loans increases due to the timing of interest rate resets on the Company's assets occurring daily in contrast to the timing of the interest resets on the Company's debt that occurs either monthly or quarterly.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Fixed rate floor income, gross	$1,110	2,510	28,993
Derivative settlements (a)	22,478	21,306	(3,205)
Fixed rate floor income, net	$23,588	23,816	25,788
Fixed rate floor income contribution to spread, net	0.71%	0.66%	0.60%

(a)    Derivative settlements consist of net settlements received (paid) related to the Company's derivatives used to hedge student loans earning fixed rate floor income. As a result of the Company terminating all its interest rate swaps hedging loans earning fixed rate floor income on March 15, 2023 (as discussed under "Derivative Settlements" included in this supplement), there will be no derivative settlements on these derivatives in future periods.

Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of March 31, 2023.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
7.0 - 7.49%	7.38%	4.74%	$14,294
7.5 - 7.99%	7.73%	5.09%	124,236
8.0 - 8.99%	8.18%	5.54%	339,275
> 9.0%	9.05%	6.41%	131,116
			$608,921
(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of March 31, 2023, the weighted average estimated variable conversion rate was 5.62% and the short-term interest rate was 470 basis points.